Exhibit 1.2
EXECUTION COPY
May 9, 2007
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
     Reference is made to the Underwriting Agreement dated May 7, 2007 (the “Underwriting Agreement”), between Apollo Investment Fund III, L.P., Apollo Investment Fund IV, L.P., Apollo Overseas Partners III, L.P., Apollo Overseas Partners IV, L.P., Apollo (U.K.) Partners III, L.P., AIF III/AWI/RR LLC and Apollo/AW LLC (each, a “Selling Stockholder” and together, the “Selling Stockholders”), Goldman, Sachs & Co. (the “Underwriter”) and Allied Waste Industries, Inc., a Delaware corporation (the “Company”).
     Each of the Selling Stockholders, the Underwriter and the Company agrees that the second sentence of Section 2(b) of the Underwriting Agreement is hereby amended by replacing the date “May 11, 2007” with “May 10, 2007”. Except as set forth in the preceding sentence, the Underwriting Agreement shall in each and every respect remain unchanged and continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.
     This letter agreement may not be amended or any provision hereof waived or modified except by an agreement in writing signed by each of the parties hereto. This letter agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter.

ALLIED WASTE INDUSTRIES, INC.,

By:	/s/ Peter Hathaway
Name: Peter Hathaway
Title: Chief Financial Officer

APOLLO INVESTMENT FUND III, L.P.,

By: Apollo Advisors II, L.P., its general partner

By: Apollo Capital Management II, Inc., its general partner

/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

APOLLO OVERSEAS PARTNERS III, L.P.,

By: Apollo Advisors II, L.P., its managing general partner

By: Apollo Capital Management II, Inc., its general partner

/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President
[SIGNATURES CONTINUE ON NEXT PAGE]

APOLLO (U.K.) PARTNERS III, L.P.,

By: Apollo Advisors II, L.P., its managing general partner

By: Apollo Capital Management II, Inc., its general partner

/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

AIF III/AWI/RR LLC,

By: Apollo Management III, L.P., its manager

By: AIF III Management, LLC, its general partner

/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

APOLLO INVESTMENT FUND IV, L.P.,

By: Apollo Advisors IV, L.P., its general partner

By: Apollo Capital Management IV, Inc., its general partner

/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President
[SIGNATURES CONTINUE ON NEXT PAGE]

APOLLO OVERSEAS PARTNERS IV, L.P.,

By: Apollo Advisors IV, L.P., its managing general partner

By: Apollo Capital Management IV, Inc., its general partner

/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President

APOLLO/AW LLC,

By: Apollo Management IV, L.P., its manager

By: Apollo Management, L.P., one of its co-general partners

By: Apollo Management GP, LLC, its general partner

/s/ Steve Martinez
Name: Steve Martinez
Title: Vice President
[SIGNATURES CONTINUE ON NEXT PAGE]

     The foregoing letter agreement is hereby confirmed and accepted as of the date first above written by the Underwriter.
GOLDMAN, SACHS & CO.
/s/ Goldman Sachs & Co.
(Goldman, Sachs & Co.)